UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 23, 2013

INTERNATIONAL GAME TECHNOLOGY
(Exact name of registrant as specified in its charter)

Nevada	001-10684	88-0173041
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6355 South Buffalo Drive, Las Vegas, Nevada 89113
(Address of principal executive offices) (Zip Code)

(702) 669-7777
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 23, 2013, International Game Technology (the “Company”) entered into an Amended and Restated Credit Agreement, dated as of that date, with The Royal Bank of Scotland plc, as Administrative Agent and Swing Line Lender, Wells Fargo Bank, N.A., as Syndication Agent and L/C Issuer, Bank of America, N.A., JPMorgan Chase Bank, N.A., Mizuho Corporate Bank, Ltd., Union Bank, National Association and U.S. Bank National Association, as Co-Documentation Agents, with Wells Fargo Securities, LLC, Union Bank, N.A. and RBS Securities Inc., as Joint Lead Arrangers and Joint Lead Book Runners, and a syndicate of other lenders (the “New Credit Facility”).

The New Credit Facility amends and restates in its entirety the $750 million unsecured Credit Agreement, dated as of April 14, 2011, by and among the Company and Bank of America, N.A., as Administrative Agent, Wells Fargo Bank, N.A., as Syndication Agent, The Royal Bank of Scotland plc, Union Bank, N.A., and Mizuho Corporate Bank, Ltd., as Co-Documentation Agents, and Wells Fargo Securities LLC, Merill Lynch, Pierce, Fenner & Smith Incorporated, and RBS Securities Inc., as Joint Lead Arrangers and Joint Book Runners, and a syndicate of other lenders (the “Prior Credit Facility”). The Prior Credit Facility, which was scheduled to mature on April 14, 2016, was terminated with the execution of the New Credit Facility without the incurrence of any early termination penalties or fees.

The New Credit Facility provides a revolving credit line of $1 billion; the Company may request that the facility be increased to $1.25 billion, which increase is at the discretion of the Lenders. The revolving credit line is available for direct borrowings and up to $50 million is available for the issuance of letters of credit by Wells Fargo Bank, N.A. In addition, a portion of the commitments under the New Credit Facility, not exceeding $50 million, is available for direct borrowings under a swing line from The Royal Bank of Scotland plc, in its capacity as the swing line lender. The facility is unsecured and matures on April 23, 2018 at which time all amounts outstanding are immediately due and payable.

As of April 23, 2013, there are outstanding borrowings in the aggregate amount of $55 million under the New Credit Facility. The interest rates and facility fees applicable to the New Credit Facility are based on the Company’s debt ratings or the Company’s Net Funded Debt to EBITDA ratio as more specifically provided in the New Credit Facility. Initially, the applicable interest rate is LIBOR plus 100 basis points, and the applicable facility fee is 17.5 basis points.

The New Credit Facility requires the Company to maintain the following financial covenants:

▪
a minimum ratio of (i) Adjusted Consolidated EBITDA to (ii) Consolidated Interest Expense minus all interest paid or accrued during such period in respect of Jackpot Liabilities (as each such term is defined in the New Credit Facility) and minus all non-cash interest expense, and

▪	a maximum ratio of (i) Net Funded Debt to (ii) Adjusted Consolidated EBITDA (as each such term is defined in the New Credit Facility).

The New Credit Facility also contains covenants that, subject to specified exceptions, restrict the Company’s ability to, among other things:

▪	pledge the securities of its subsidiaries;

▪	permit its subsidiaries to incur additional debt, guaranty debt or enter into swap agreements;

▪	incur liens;

▪	merge with or acquire other companies, liquidate or dissolve;

▪	sell, transfer, lease or dispose of all or substantially all of its assets; and

▪	change the nature of its business.

Upon the occurrence of an event of default under the New Credit Facility, the lenders may cease making loans, terminate the commitments under the New Credit Facility, and declare all amounts outstanding to be immediately due and payable. The New Credit Facility specifies a number of events of default (some of which are subject to applicable grace or cure periods), including, among other things, the failure to make timely principal and interest payments or satisfy the covenants, including the financial covenants described above.

The full text of the New Credit Facility is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The press release, dated April 24, 2013, announcing the New Credit Facility is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or Obligations under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits

Exhibit Number	Description
10.1
Amended and Restated Credit Agreement, dated as of April 23, 2013, with The Royal Bank of Scotland plc, as Administrative Agent and Swing Line Lender, Wells Fargo Bank, N.A., as Syndication Agent and L/C Issuer, Bank of America, N.A., JPMorgan Chase Bank, N.A., Mizuho Corporate Bank, Ltd., Union Bank, National Association and U.S. Bank National Association, as Co-Documentation Agents, with Wells Fargo Securities, LLC, Union Bank, N.A. and RBS Securities Inc., as Joint Lead Arrangers and Joint Lead Book Runners, and a syndicate of other lenders

99.1	Press Release dated April 24, 2013

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY

Date: April 25, 2013	By:	/s/ Paul C. Gracey, Jr.
Paul C. Gracey, Jr.
General Counsel and Secretary

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Exhibit Number	Description
10.1
Amended and Restated Credit Agreement, dated as of April 23, 2013, with The Royal Bank of Scotland plc, as Administrative Agent and Swing Line Lender, Wells Fargo Bank, N.A., as Syndication Agent and L/C Issuer, Bank of America, N.A., JPMorgan Chase Bank, N.A., Mizuho Corporate Bank, Ltd., Union Bank, National Association and U.S. Bank National Association, as Co-Documentation Agents, with Wells Fargo Securities, LLC, Union Bank, N.A. and RBS Securities Inc., as Joint Lead Arrangers and Joint Lead Book Runners, and a syndicate of other lenders

99.1	Press Release dated April 24, 2013

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